Exhibit 3.22
BYLAWS
OF
BUFFETS SOUTHEAST, INC.
ARTICLE I. OFFICE
     The principal office of the Corporation shall be located in Eagan, Minnesota, or in such other location as the Board of Directors may designate. The Corporation may have such other offices, either within or without South Carolina, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     The registered office of the Corporation required by the South Carolina Business Corporation Act of 1988 to be maintained in South Carolina may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by the Corporation in the manner provided by law.
ARTICLE II. SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held within six months of the end of each fiscal year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The exact time and place of the annual meeting shall be determined by the Board of Directors.
     Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 5 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.
     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors and shall be called if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose for which it is to be held.
     Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without South Carolina, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without South Carolina, as the place for holding such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.
     Section 5. Notice of Meeting. Notice of the date, time and place of each annual and special meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting. Such notice shall be given in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier or any other lawful means, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.
     When a meeting is adjourned, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting of shareholders, to vote or to take any other action, or shareholders entitled to receive a distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix a future date as the record date, such date in any case to be not more than 70 days before the meeting or action date requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution, the close of business on the day before the first notice of the meeting is delivered to shareholders or the date on which the Board of Directors authorizes such distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     Section 7. Shareholders’ Lists. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books shall prepare a list of shareholders entitled to notice of the meeting, arranged in alphabetical order, showing the address of, and the number of shares held by, each such shareholder. The list must be arranged by voting group and within each voting group by class or series of shares. The list shall be available for inspection by any shareholder from the date notice of the meeting to which it pertains is first given and continuing through the meeting at the Corporation’s principal office or a place identified in the meeting notice in the city where the meeting is to be held. Any shareholder, or such shareholder’s agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of Section 33-16-102 of the South Carolina Business Corporation Act of 1988, or any successor thereto, as amended from time to time, to copy the list, during regular business hours and at such shareholder’s expense, during the period it is available for inspection. The list shall also be available at the meeting and any shareholder, or such shareholder’s agent or attorney, shall be entitled to inspect the list at any time during the meeting or any adjournment.

     The Corporation’s original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to receive notice of or vote at any meeting of shareholders.
     Section 8. Quorum. Except as otherwise provided by law or the Corporation’s articles of incorporation, a majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. No further notice shall be required for an adjourned meeting unless a new record date is or must be fixed for such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it shall be considered present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to that matter. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
     Section 9. Proxies. A shareholder may vote such shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder, including giving waivers and consents, by signing an appointment form, either in person or by such shareholder’s attorney in fact. An appointment of a proxy shall be effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes.
     Section 10. Voting of Shares. Except as otherwise provided by law or the Corporation’s articles of incorporation, each outstanding share of the Corporation, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
     If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring such action exceed the votes cast opposing such action unless a greater number of affirmative votes is required by law or the articles of incorporation of the Corporation.
     Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders, including the annual meeting, may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such written consents may be executed in one or more counterparts.
     Section 12. Order of Business. The order of business at the annual meeting and, so far as practicable at all other meetings of the shareholders, shall be as follows:

1.	Call of roll or other method of ascertaining the amount of stock entitled to voting rights which is represented in person or by proxy

2.	Proof of due notice of meeting

3.	Reading and disposal of any unapproved minutes

4.	Reports of officers

5.	Election of directors

6.	Unfinished business

7.	New business

8.	Adjournment
ARTICLE III. BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be three, or such other number as may be determined from time to time by the Board of Directors. At each annual meeting, the shareholders shall elect directors to hold office until the next annual meeting. Except as otherwise required by law or the Corporation’s articles of incorporation, any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. Directors need not be residents of South Carolina or shareholders of the Corporation.
     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without South Carolina, for the holding of additional regular meetings.
     Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon the call of any director. Special meetings may be held at any time and place and without special notice by unanimous consent of the directors or such meetings may be held by telephone or teleconference.
     Section 5. Notice. Notice of the time, date and place of any special meeting shall be given at least two days previously thereto. Such notice shall be given in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier or any other lawful means. A director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon such director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning.
     Section 6. Quorum. A majority of the number of directors fixed as provided in Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in this Section.
     The creation of a committee and the appointment of members to it must be approved by the greater (i) a majority of all the directors in office when the action is taken or (ii) the majority of the number of directors fixed as provided in Section 2 of this Article III.
     Section 8. Vacancies. Except as otherwise expressly required by the provisions of the South Carolina Business Corporation Act of 1988 or successor thereto, as amended from time to time, or the Corporation’s articles of incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next shareholders’ meeting at which directors are elected and until a successor shall be elected and qualified.
     Section 9. Informal Action by Directors. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is assented to by all members of the Board of Directors.
     Section 10. Order of Business. The regular order of business at meetings of the Board of Directors shall be as follows:
1.	Reading and disposal of any unapproved minutes

2.	Reports of officers

3.	Unfinished business

4.	New business

5.	Adjournment
     Section 11. Committees. The Board of Directors then in office may create one or more committees of the Board of Directors and appoint members of the Board of Directors to serve on them. Each committee must have two or more members. To the extent specified by the Board of Directors, between meetings of the Board of Directors and subject to such limitations as may be required by law, the Corporation’s articles of incorporation, these bylaws or imposed by resolution of the Board of Directors, such committees may exercise all of the authority of the Board of Directors in the management of the Corporation. The creation of, delegation of authority to or action by a committee shall not alone constitute compliance by a director with the standards of conduct prescribed by the South Carolina Business Corporation Act of 1988.
     Meetings of the committees may be held at any time on call of the President or of any member of the committee. A majority of the members shall constitute a quorum for all meetings. Committees shall keep minutes of their proceedings and submit them to the next succeeding meeting of the Board of Directors for approval.
     Section 12. Compensation. The Board of Directors may authorize payment to all directors of a uniform fixed sum for attendance at each meeting or a uniform stated annual or monthly fee for serving as directors. Directors who are also salaried officers of the Corporation shall not receive additional compensation for service as directors. The Board of Directors may also authorize the payment of, or reimbursement for, all expenses of each director related to such director’s attendance at meetings.
ARTICLE IV. OFFICERS
     Section 1. Number. The officers of the Corporation shall be a President, a Treasurer, a Secretary, one or more Vice Presidents if and when such Vice President(s) shall be deemed necessary or desirable by the Board of Directors, and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable. Any two or more offices may be held by the same person, and an officer may act in more than one capacity where action of two or more officers is required.
     Section 2. Appointment of Officers. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders or at such time or times as the Board of Directors shall determine.
     Section 3. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by a person designated by the Board of Directors.
     Section 5. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     Section 6. Vice Presidents. Each Vice President (if and when appointed) shall familiarize herself or himself with the affairs of the Corporation, and shall have such powers and perform such duties as may be prescribed from time to time by the President or the Board of Directors. At the request of the President, or, in the event of the absence or disability of the President, at the request of the Board of Directors, any Vice President may act temporarily in the place of the President and when so acting shall possess all the powers of and perform all the duties of that officer.
     Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ and its Committees, if any, meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) authenticate records of the Corporation when such authentication is required; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.
     Section 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.
     Section 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.
     Section 10. Bonds. Any or all officers and agents shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instruments in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. Except for loans which are incurred in the ordinary course of business, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by, or bear the facsimile signature of, the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with a corporate seal or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only (a) on the stock transfer books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and (b) on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
ARTICLE VII. FISCAL YEAR
     The fiscal year of the Corporation shall be the calendar year unless and until otherwise determined by the Board of Directors.

ARTICLE VIII. DISTRIBUTIONS
     The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its shareholders in the manner and upon the terms and conditions provided by law and its articles of incorporation.
ARTICLE IX. SEAL
     The Board of Directors may provide a corporate seal which may be circular in form and shall have inscribed thereon the name of the Corporation and the word “Seal”.
ARTICLE X. WAIVER OF NOTICE
     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the South Carolina Business Corporation Act of 1988, or successor thereto, as amended from time to time, or under the provisions of the articles of incorporation or bylaws of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion or filing with the minutes or corporate records, shall be equivalent to the giving of such notice.
ARTICLE XI. AMENDMENTS
     These bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors or the shareholders. Any notice of a meeting of shareholders at which these bylaws are to be amended or repealed or new bylaws adopted shall include notice of such proposed action.